UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2017

Old Second Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10537	36-3143493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 South River Street
Aurora, Illinois  60507
(Address of principal executive offices) (Zip code)

(630) 892-0202
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange  Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange  Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced by the Company, J. Douglas Cheatham has retired from his positions as Executive Vice President and Chief Financial Officer of Old Second Bancorp, Inc. (the “Company”) and as a director of the board of directors of the Company and Old Second National Bank, effective March 15, 2017.

Melissa Jordan has been appointed as principal financial officer and principal accounting officer of the Company, effective March 15, 2017.  The Company has commenced a search for a Chief Financial Officer of the Company.

Melissa Jordan, age 51, has served as Vice President and Controller of the Company since 2016.  Prior to joining the Company, Ms. Jordan held the position of Assistant Vice President, Project Accounting Manager at First Midwest Bank since 2009.

Ms. Jordan is not related to any other director or executive officer of the Company or the Bank by blood, marriage, or adoption, and there are no arrangements or understandings between Ms. Jordan and any other person pursuant to which she was selected to serve as principal financial officer and principal accounting officer.

Since January 1, 2016, there have been no transactions, and there are no currently proposed transactions, to which the Company was or is a participant and in which Ms. Jordan had or will have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

On March 15, 2017, Mr. Cheatham and the Company executed a Retirement Agreement and Release (the “Retirement Agreement”) providing that the Company will make payments to Mr. Cheatham in the gross amount of $205,871.25, which will be paid in substantially equal installments during the nine month period immediately following the effective date of the Retirement Agreement in accordance with the Company’s normal payroll processing cycles. If Mr. Cheatham elects health care continuation under the Company’s group health plans, until December 31, 2017 he will pay current-employee rates for such coverage. The Retirement Agreement also provides that all currently outstanding un-vested restricted stock units held by Mr. Cheatham will be vested as of the effective date of Mr. Cheatham’s resignation in accordance with the retirement provision in the relevant restricted stock unit award agreement.  Mr. Cheatham will be paid all salary, wages, vacation, and any other benefits due and owing to him as of the effective date of his resignation, according to the established policies, plans, and procedures of the Company and any payment will be made in accordance with the terms of the Company’s established policies, plans, and procedures and in compliance with all applicable laws.  The Retirement Agreement also contains non-solicitation and confidentiality provisions applicable to Mr. Cheatham.

The above description of the Retirement Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

10.1	Retirement Agreement and Release by and between Old Second Bancorp, Inc. and J. Douglas Cheatham, effective March 15, 2017.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2017	OLD SECOND BANCORP, INC.

	By:	/s/ James L. Eccher
	Name:	James L. Eccher
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Retirement Agreement and Release by and between Old Second Bancorp, Inc. and J. Douglas Cheatham, effective March 15, 2017.